UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2020

USIO, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3611 Paesanos Parkway, Suite 300, San Antonio, TX	78231
(Address of principal executive offices)	(Zip Code)

(210) 249-4100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	USIO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 29, 2020, our board of directors appointed Ernesto R. Beyer as a member of the board, the audit committee, compensation committee and nominations and corporate governance committee. He fills the vacancy left by Miguel Chapa on August 20, 2020.

Ernesto R. Beyer, age 50, has over 25 years of experience in international trade and is currently serving as Latin America Market Manager of Xcoal Energy & Resources, an American company that is the largest exporter of mineral coal from the United States. Mr. Beyer has developed and established commercial relationships with some of the largest steel producing companies and power utilities in Latin America, including government owned entities. Earlier in his career, Mr. Beyer held managerial and leadership positions as Plant Manager at one of Trinity Industries, Inc. railcar manufacturing facilities in Mexico where he led operations from startup to full capacity production. Mr. Beyer received his MBA in International Business from the University of Texas at San Antonio in 1995. Mr. Beyer also received a B.S. in Electronics and Communications Engineering from Monterrey Institute of Technology and Higher Education in Monterrey, Mexico in 1991.

In connection with Mr. Beyer’s appointment, we entered into our customary independent director agreement with Mr. Beyer. Pursuant to the independent director agreement, the terms of his directorship terminates on the earliest of the following: (a) the death or disability of the director; (b) the termination of the director from membership on the board by mutual agreement; (c) the removal from the board by the majority stockholders of the Company; or (d) the resignation by the director from the board.

We agreed to pay Mr. Beyer $1,000 for participating in each quarterly board and committee meeting, including the annual shareholder meeting. Mr. Beyer will not receive any additional compensation for ad hoc or preparatory meetings or for being a member of any committee.

Mr. Beyer will also receive 66,667 restricted stock units convertible into our common stock, pursuant and subject to the terms of our 2015 Equity Incentive Plan. Such units will vest in three installments as follows: 22,223 units vested on August 29, 2020, 22,222 units vest on August 29, 2021, and the remaining 22,222 units vest on August 29, 2022. Unvested units are forfeited upon termination of the directorship.

There are no arrangements or understandings between Mr. Beyer and any other persons pursuant to which Mr. Beyer was selected as a director.

With the appointment, we are now in compliance with Nasdaq listing rule 5605(b)(1) requiring a majority of independent directors on our board and rule 5605(c)(2)(A) requiring three independent directors on our audit committee.

Item 9.01    Financial Statements and Exhibits

10.1.	Independent Director Agreement dated August 29, 2020, by and between Usio, Inc. and Ernesto Beyer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USIO, INC.

Date: August 31, 2020	By:	/s/ Louis A. Hoch

	Name:	Louis A. Hoch
	Title:	Chief Executive Officer and President